UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 15, 2009

NEXCEN BRANDS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27707	20-2783217
(Commission File Number)	(IRS Employer Identification No.)

1330 Avenue of the Americas, 34th Floor, New York, NY	10019-5400
(Address of Principal Executive Offices)	(Zip Code)

(212) 277-1100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

On July 15, 2009, NexCen Brands, Inc. (the “Company”) amended its existing bank credit facility (the “Facility”) by entering into a Waiver and Omnibus Amendment (the “Waiver and Omnibus Amendment”) by and among the Company, NexCen Holding Corporation, a wholly owned subsidiary of the Company (“Issuer”), certain of the Issuer’s subsidiaries (“Subsidiary Borrowers”), certain of the Company’s subsidiaries which provide franchise, brand and supply management to the Subsidiary Borrowers (the “Managers”) and BTMU Capital Corporation (“BTMUCC”).

This Waiver and Omnibus Amendment modified certain provisions of the Facility to provide relief from certain requirements related to debt service coverage ratios, free cash flow margin, expenditure limitations through 2010 and an obligation to issue a warrant covering 2.8 million shares of the Company’s common stock that would have been triggered on July 31, 2009.  The Waiver and Omnibus Amendment also provided waivers for expected and potential defaults.  The material terms of the Waiver and Omnibus Amendment:

•	reduced the debt service coverage ratios of the Class A and Class B franchise notes that the Company is required to maintain for the 2010 calendar year;

•	reduced the free cash flow margin that the Company is required to maintain from December 31, 2009 through the end of 2010, as calculated on a monthly basis for the trailing 12 month period;

•
increased certain reimbursable operating expenditure limits, with respect to NexCen Franchise Management, Inc., for 2009 (subject to specified revenue targets related to the franchise Subsidiary Borrowers) in connection with the management of the related franchise Subsidiary Borrowers;

•
extended from July 31, 2009 to December 31, 2009 the trigger date on which BTMUCC would be entitled to receive a warrant covering up to 2.8 million shares of the Company’s common stock at an exercise price of $0.01 per share if the Class B franchise notes are not repaid by the trigger date;

•	extended to June 30, 2010 the time period granted to the Issuer for the delivery of the valuation report related to the Subsidiary Borrowers for the fiscal year ended December 31, 2009;

•	extended the amount of time available to a Subsidiary Borrower to extend or replace specified material franchise and area development agreements; and

•
waived expected defaults related to providing financial statements by certain deadlines and waived certain other potential defaults or events of defaults primarily related to reporting requirements existing on or arising prior to the date of the Waiver and Omnibus Amendment.

The foregoing description of the Waiver and Omnibus Amendment to the Facility and the modifications contained therein does not purport to be complete and is qualified in its entirety by the terms and conditions of such Waiver and Omnibus Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.  Additional information regarding the terms and conditions of the Facility are included in the Company’s Current Reports on Form 8-K filed with the Securities Exchange Commission on August 21, 2008, December 29, 2008, and January 29, 2009.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As discussed above in Item 1.01, the Company amended its existing bank credit facility.  The descriptions in Item 1.01 are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1           Waiver and Omnibus Amendment dated July 15, 2009 by and among NexCen Brands, Inc., NexCen Holding Corporation, the Subsidiary Borrowers parties thereto, the Managers parties thereto, and BTMU Capital Corporation.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on July 20, 2009.

NEXCEN BRANDS, INC.

/s/ Sue J. Nam
By:	Sue J. Nam
Its:	General Counsel